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                                                                    Exhibit 23.3



                        Consent of Independent Auditors

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated March 18, 1999, with respect to the consolidated financial statements of Matrix Bancorp, Inc. as of December 31, 1997 and 1998 and for each of the three years in the period ended December 31, 1998, in the
Registration Statement (Form S-1 No. 333-     ) and related Prospectus of Matrix
Bancorp, Inc. for the registration of 1,265,000 preferred securities of Matrix Bancorp Capital Trust I.

                                         /s/  ERNST & YOUNG LLP

Phoenix, Arizona
May 28, 1999